Exhibit 10.11

KNOWLEDGE UNIVERSE EDUCATION LLC

NONQUALIFIED DEFERRED COMPENSATION PLAN

2015 Restatement

KNOWLEDGE UNIVERSE EDUCATION LLC

NONQUALIFIED DEFERRED COMPENSATION PLAN

2015 RESTATEMENT

RECITALS

A.        Knowledge Learning Corporation adopted the 2008 Restatement of the Knowledge Learning Corporation KinderCare Learning Centers, Inc. Nonqualified Deferred Compensation Plan (as since amended, the “2008 Restatement”) Section 409A (as defined below) and to make other technical, editorial and administrative changes.

B.        On May 2, 2011, Knowledge Learning Corporation converted from a corporation to a limited liability company and was renamed Knowledge Universe Education LLC. In connection with this conversion, the meaning of the term “Company” hereunder changed to Knowledge Universe Education LLC, and the Knowledge Learning Corporation KinderCare Learning Centers, Inc. Nonqualified Deferred Compensation Plan was renamed the Knowledge Universe Education LLC Nonqualified Deferred Compensation Plan.

C.        On October [30], 2015 (the “Effective Date”), the Company adopted this amendment and restatement of the 2008 Restatement (as amended and restated, the “Plan”) to implement certain changes to the terms and conditions of the Plan as applied to future deferrals. The terms of the Plan (as amended and restated on the Effective Date) will apply only to compensation deferred pursuant to a valid deferral election made on or after the Effective Date with respect to amounts earned on or after January 1, 2016. Any amounts deferred prior to the Effective Date under the 2008 Restatement shall continue to be governed and controlled in all respects by the terms of the 2008 Restatement.

ARTICLE I

TITLE AND DEFINITIONS

1.1        Adoption; Purpose. The Company hereby adopts and establishes this 2015 Restatement of the Knowledge Universe Education LLC Deferred Compensation Plan. From and after the Effective Date, no further deferrals of Compensation shall be made under the 2008 Restatement, provided, however, that the terms and conditions of the 2008 Restatement shall continue to govern in all respects deferrals of Compensation made thereunder prior to the Effective Date. This Plan is intended to permit Eligible Employees of Employers to defer all or a portion of what would otherwise be current compensation.

1.2	Definitions. Whenever the following capitalized words are used in this Plan, they shall have the meanings specified below.

a)	“2008 Restatement” shall have the meaning provided in the Recitals.

b)	“Account” shall have the meaning provided in Section 4.1 hereof.

c)	“Account Value” shall have the meaning provided in Section 4.3 hereof.

d)	“Affiliate” means, with respect to any entity, any other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the entity in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

e)

“Beneficiary” means the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No Beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect for a Participant, or if there is no surviving designated Beneficiary, then the benefits specified hereunder shall be distributed in accordance with the applicable laws of descent and distribution.

f)	“Board” means the Board of Managers of the Company.

g)

“Bonus” means any bonus earned by a Participant under an Employer’s annual bonus program that is additional to the Participant’s Salary, but excludes any bonuses earned under any other Employer bonus program or long term incentive plan.

h)

“Change of Control” means and includes each of the following, in each case, to the extent such transaction(s) constitute a “change in control event” (as defined in Treasury Regulation § 1.409 A-3(i)(5)): (i) a merger or consolidation of the Company with or into any other company, corporation or other entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets (including through the sale, merger or consolidation of the equity of one or more Affiliates of the Company), (iii) any other transaction, including the sale by the Company of new shares or a transfer of existing shares of the Company, the result of which is that a third party that is not an Affiliate of the Company or its shareholders (or a group of third parties not Affiliates of the Company or its shareholders) immediately prior to such transaction acquires or holds shares of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in the foregoing clauses (i), (ii) and (iii)) whose election by the Board or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor company or corporation or its direct or indirect parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an Affiliate of the Company; (C) an initial public offering of any of the Company’s securities; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

i)	“Claimant” shall have the meaning set forth in Section 7.6(a) hereof.

j)	“Code” means the Internal Revenue Code of 1986, as amended.

k)

“Commission” means commissions earned by a Participant under any of the Company’s or any Participating Employer’s sales commission plans, in any case, to the extent that (i) a substantial portion of the services provided by the Participant consist of the direct sale of a product or services to an unrelated customer of such entity(ies) or their Affiliate(s), (ii) the commission compensation consists of either a portion of the purchase price for the product or the service or an amount substantially all of which is calculated by reference to the volume of sales, and (iii) payment of the commission compensation is contingent upon the Company, a Participating Employer or any of their respective Affiliates executing an effective sales contract and/or receiving payment from an unrelated customer for the product or services.

I)	“Committee” shall have the meaning set forth in Section 7.1 hereof.

m)	“Company” shall have the meaning provided in the Recitals.

n)

“Company Account Plan” means any “account balance” nonqualified deferred compensation plan (within the meaning of Section 409A) maintained by the Company, a Participating Employer or any entity constituting a single employer with the Company or a Participating Employer within the meaning of Code Section 414(b) or (c).

o)	“Company Matching Contribution” shall have the meaning set forth in Section 3.2(a) hereof.

p)

“Compensation” shall initially include Salary and Bonuses, provided that the Committee may determine in its sole discretion that Compensation shall also include Commissions earned by a Participant, upon such terms and conditions as may be determined by the Committee.

q)	“Discretionary Contribution” shall have the meaning provided in Section 3.2(b) hereof.

r)	“Disability” means a “disability” within the meaning of Section 409A.

s)	“Effective Date” shall have the meaning provided in the Recitals.

t)	“Election” means any Initial Deferral Election or any Subsequent Plan-Year Deferral Election.

u)	“Election Form” shall have the meaning provided in Section 3.1(d) below.

v)

“Eligible Employee” means each individual satisfying the criteria set forth in Section 2.1 below and such other Employees as the Committee may determine in its sole discretion in accordance with applicable law.

w)	“Employee” means each officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company and/or any Participating Employer.

x)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

y)

“In-Service Distribution” means a distribution or distributions of deferred Compensation, together with any notional earnings credited thereto, made or, in the case of installment distributions, beginning, in either case, pursuant to an Election to receive such distribution(s) on a specified date prior to any of the Participant’s Separation from Service, death or Disability.

z)

“Initial Deferral Election” means an Eligible Employee’s valid election, made on an Election Form, with respect to the deferral and time and form of distribution of Compensation under the Plan (and with respect to the time and form of distribution of any Company Matching Contributions and any Discretionary Contributions, each as applicable), in any case, submitted to the Committee (or its designee) during such Participant’s Initial Election Period.

aa)

“Initial Election Period’’ means, for each Eligible Employee, (i) if the Employee is an Eligible Employee under the Plan on or prior to December 31, 2015, or such earlier date as may be determined by the Committee, the period commencing on the Effective Date and ending on December 31, 2015, or such earlier date as may be determined by the Committee, or (ii) if the Employee is not an Eligible Employee under the Plan on or prior to December 31, 2015, or such earlier date as may be determined by the Committee, the period ending thirty (30) days after the date he or she first becomes an Eligible Employee (or, if earlier, the date that is thirty (30) days he or she first becomes eligible to participate in any other Company Account Plan). For purposes of this Plan, if an Eligible Employee cannot or otherwise does not make an Initial Deferral Election under this Plan by filing a valid Election Form with the Committee prior to the expiration of such thirty-day period, then such Eligible Employee shall only be permitted to make deferral elections under this Plan during Subsequent Election Periods (subject to remaining an Eligible Employee at such time(s)). For the avoidance of doubt, Election Forms filed during an Initial Election Period shall only apply to amounts earned after the date that such Election takes effect with respect to each of the following, as applicable: (X) any Compensation that does not constitute Performance-Based Compensation and, in each case, which are deferred under an Election made on or after the first day of the calendar year in which such amounts are earned, and (Y) any Bonus that does constitute Performance-Based Compensation which is deferred under an Election made on or after the last date that is at least six months prior to the end of the performance period in which such amounts are earned (June 30 for any calendar-year performance period).

bb)	“Investment Alternative” means an investment alternative selected by the Committee pursuant to Section 3.3(d) hereof.

cc)	“Participant” means any Eligible Employee who defers Compensation under the Plan pursuant to a valid Election to defer Compensation made in accordance with Section 3.1 hereof.

dd)	“Participating Employer” means any Affiliate of the Company which is designated as a Participating Employer by the Committee.

ee)	“Performance-Based Compensation” shall mean “performance-based compensation” within the meaning of Section 409A.

ff)	“Plan” shall have the meaning provided in the Recitals.

gg)	“Plan Year” means the calendar year.

hh)

“Reallocation Form” means a form (which may be in paper or electronic format) prescribed by the Committee and made available to Participants that Participants may use to reallocate their Accounts amongst available Investment Alternatives and/or to specify the allocation of future deferrals amongst available Investment Alternatives.

ii)	“Salary” means a Participant’s annual base salary paid by the Company or Participating Employer, as applicable.

jj)	“Section 409A” Shall have the meaning provided in Section 8.2 below.

kk)	“Separation from Service” means a “separation from service” from the Company and Participating Employers, as applicable, within the meaning of Section 409A.

II)

“Specified Employee” shall mean any Participant who is, or was at any time during the twelve-month period ending on the Company’s “specified employee identification date,” a “specified employee” (each within the meaning of Section 409A) of the Company or a Participating Employer, as applicable.

mm)	“Specified Employee Payment Date” shall have the meaning provided in Section 6.2 below.

nn)	“SIP” shall mean the Knowledge Universe Education LLC Savings and Investment Plan.

oo)	“Subaccount” shall mean any subaccount of an Account described in Section 4.1 below.

pp)

“Subsequent Election Period” means one or more periods after an Eligible Employee’s Initial Election Period during which such Eligible Employee may make a Subsequent Plan-Year Deferral Election, which period(s) shall begin on a date specified by the Committee and shall end, unless otherwise determined by the Committee in accordance with the requirements of Section 409A, no later than (A) December 31st, or such earlier date as may be determined by the Committee, of the year preceding the year in which, as applicable, any Compensation that does not constitute Performance-Based Compensation, in any case, subject to such Election is earned, and (B) the date that is at least six months before the end of the applicable performance period in which any Bonus that constitutes Performance-Based Compensation subject to such election is earned (June 30th for any calendar-year performance period).

qq)

“Subsequent Plan-Year Deferral Election” means an Eligible Employee’s valid election, made on an Election Form, with respect to the deferral and time and form of distribution of Salary, Compensation under the Plan (and with respect to the time and form of distribution of any Company Matching Contributions and any Discretionary Contributions, each as applicable), in any case, submitted to the Committee (or its designee) during any Subsequent Election Period.

rr)	“Trust” shall mean a “rabbi trust” satisfying the model trust conditions described in Treas. Rev. Proc 92-64 and any subsequent Internal Revenue Service guidance affecting the validity of such ruling.

ss)	“Unforeseeable Emergency” shall mean an “unforeseeable emergency” within the meaning of Section 409A.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility Criteria. Except as may otherwise be determined by the Committee, an individual must satisfy the following criteria to qualify as an “Eligible Employee”:

a)	Such individual must be an Employee, meet the requirements of subsection (b) below and not be excluded under subsection (c) below.

b)	An Employee meets the requirements of this Section 2.1(b) if he or she satisfies both of the requirements in subsections (i) and (ii) below:

(i)	He or she is a regular Employee.

(ii)	He or she is one of the following:

(A)	A “Highly Compensated Employee” for the current Plan Year.

(B)

For the Plan Year that includes the date the Employee first performs an Hour of Service for the Company or an Affiliate of the Company, any Employee whose basic or regular rate of annualized compensation on the date the Employee first performs an Hour of Service for the Company or an Affiliate of the Company is over 130 percent of the dollar amount threshold for the prior year as determined under 3.01-6(a)(2) of the SIP.

(C)

For the Plan Year that begins on January 1 following the date the Employee first performs an Hour of Service for the Company or an Affiliate of the Company, any Employee whose basic or regular rate of annualized compensation scheduled to be in effect on January 1 of such Plan Year is over 130 percent of the dollar amount threshold for the prior year as determined under 3.01-6(a)(2) of the SIP.

(iii)	For purposes of subsection (ii)(A) above:

(A)

“Highly Compensated Employee” is generally defined in Section 414(q) of the Code and the Treasury Regulations thereunder. In determining which Employees are Highly Compensated Employees for purposes of the Plan, the rules contained in the SIP implementing the requirements of Section 414(q) of the Code and the Treasury Regulations thereunder are incorporated by reference.

(B)

An Employee’s “basic or regular rate of annualized compensation” and “Hours of Service” shall be determined in accordance with the terms and related rules contained in the SIP, which are incorporated by reference.

c)	Except as otherwise determined by the Committee in its sole discretion, an individual shall be excluded if any of the following circumstances apply:

(i)	The individual is a temporary Employee hired for a limited duration.

(ii)	The individual is covered by a contract the terms of which exclude the individual from participating in the Plan.

(iii)	The person is classified by a Participating Employer as an independent contractor or as an employee of a nonaffiliated entity.

2.2

Date of Eligibility. Employees shall be eligible to participate in the Plan as of the date on which any such individual becomes an Eligible Employee, subject to the terms and conditions of the Plan, including without limitation, restrictions as to the timing of Elections. If a Participant receives a distribution of any portion of such Participant’s Account pursuant to Section 6.1(e) hereof, such Participant shall cease to be an Eligible Employee for purposes of making deferrals and eligibility for Company Matching Contributions and Discretionary Contributions following such distribution unless and until determined by the Committee.

2.3	Participation. An Eligible Employee shall become a Participant in the Plan by timely submitting a valid Election to the Committee in accordance with Section 3.1 hereof.

ARTICLE III

DEFERRAL ELECTIONS; COMPANY CONTRIBUTIONS; INVESTMENT

ELECTIONS

3.1	Elections to Defer Compensation.

a)	Initial Deferral Election.

(i)

General. Each Eligible Employee shall be permitted to make an Initial Deferral Election during the Initial Election Period applicable to such Eligible Employee by submitting to the Committee (or its designee) an Election Form during such Eligible Employee’s Initial Election Period. If an Employee’s Initial Election Period expires prior to the time at which such Employee becomes an Eligible Employee under this Plan (whether due to prior eligibility under a Company Account Plan or otherwise), then such Employee shall not be permitted to defer any Compensation under this Plan until the first Subsequent Election Period occurring on or after the date on which such Employee becomes an Eligible Employee under this Plan (including any such Subsequent Election Period that coincides with the period which would have constituted such Eligible Employee’s Initial Deferral Period under this Plan, but for such individual’s prior eligibility under a Company Account Plan).

(ii)

Special Change of Control Election Rule. Unless otherwise determined by the Committee in its sole discretion in accordance with applicable requirements of Section 409A, all Initial Deferral Elections shall contain distribution elections with respect to Change of Control distributions in accordance with Section 3.1(d)(iii) below, and such Change of Control distribution elections shall apply to all amounts deferred under the Plan thereafter (and all notional earnings thereon), and shall not be eligible for modification by Participants under any Subsequent Plan-Year Deferral Elections or otherwise.

(iii)

Continuing Applicability. A Participant’s Initial Deferral Election shall remain in effect with respect to subsequent Plan-Year Compensation, Company Matching Contributions and Discretionary Contributions (each as applicable) unless revoked in a writing submitted to the Committee (or its designee) by the Participant or superseded by a Subsequent Plan-Year Deferral Election made in accordance with Section 3.1 (b) hereof, in either case, prior to such time as deferral elections become irrevocable with respect to Compensation (or Company Matching Contributions and Discretionary Contributions (each as applicable)) earned or credited in any such subsequent Plan Year.

b)	Subsequent Plan-Year Deferral Elections.

(i)

General. Each Eligible Employee shall be permitted to make a Subsequent Plan-Year Deferral Election in any Subsequent Election Period during which such individual remains an Eligible Employee by submitting to the Committee (or its designee) an Election Form during the applicable Subsequent Election Period.

(ii)

Initial Applicability. Elections contained in a Subsequent Plan-Year Deferral Election shall apply only to Compensation, Company Matching Contributions and Discretionary Contributions (each as applicable) earned or credited after the Plan Year in which such Subsequent Plan-Year Deferral Elections are made (or, with respect to Bonuses that constitute Performance-Based Compensation, during the Plan Year in which such Subsequent Plan-Year Deferral Elections are made, provided that such Elections are made more than six months prior to the end of the applicable performance period) and shall, in no event, modify (A) the terms or conditions of deferrals or the time or form of distributions subject to prior Elections that have previously become irrevocable, or (B) unless otherwise determined by the Committee in its sole discretion in accordance with applicable requirements of Section 409A, the terms of any Change of Control distribution elections applicable to amounts deferred under the Plan.

(iii)

Continuing Applicability. A Participant’s Subsequent Plan-Year Deferral Election shall remain in effect with respect to Plan-Year Compensation, Company Matching Contributions and Discretionary Contributions (each as applicable) for Plan Years after the initial Plan Year to which such Election applies unless revoked in a writing submitted to the Committee (or its designee) by the Participant or superseded by a later Subsequent Plan-Year Deferral Election made in accordance with this Section 3.1(b), in either case, prior to such time as deferral elections become irrevocable with respect to Compensation (or Company Matching Contributions and Discretionary Contributions (each as applicable)) earned or credited in any such subsequent Plan Year.

(iv)

Overlapping Election Periods. If an Eligible Employee’s Initial Election Period occurs, in part or in whole, during any period which would constitute a Subsequent Election Period for such Eligible Employee had it occurred after such Eligible Employee’s Initial Election Period, then such Eligible Employee shall, as determined in the sole discretion of the Committee, be permitted to make either (A) a single Election with respect to amounts covered by both the Initial and Subsequent Plan-Year Deferral Elections, or (B) separate Initial and Subsequent Plan-Year Deferral Elections with respect to amounts deferrable and/or distributable under each such Election, in either case, by timely submitting the appropriate Election Form(s) to the Committee (or its designee).

c)

Re-Deferral Elections. Participants may re-defer amounts previously deferred under an Initial or Subsequent Plan-Year Deferral Election with respect to all or any part of their respective Accounts up to one time per Plan Year (unless otherwise determined by the Committee in its sole discretion) by completing and submitting to the Committee a new Election Form in accordance with any rules or policies issued by the Committee with regard to such re-deferrals, provided, however, that (i) unless otherwise determined by the Committee, such re-deferral elections may only be made prior to such time as a Participant ceases to be an Eligible Employee, (ii) any such re-deferral must be made at least one year prior to the first date on which any amounts subject to the re-deferral Election would otherwise be paid, absent such re-deferral, (iii) such re-deferral election shall not take effect until at least 12 months after the date on which the re-deferral election is made, (iv) the payment with respect to which such re-deferral election is made must be deferred for an additional period of not less than five years from the date such payment would otherwise have been paid, and (v) any such re-deferral must be timely submitted to the Committee (or its designee) on a form (which may be in paper or electronic format) and in accordance with any policies, in each case, prescribed by the Committee.

d)

Election Forms. Participants shall effectuate Elections (and any re-deferral Elections) by completing and submitting to the Committee (or its designee) a deferral election form (which may be in paper or electronic format) prescribed by the Committee (such form, an “Election Form”) in which Participants specify, at a minimum:

(i)

Types of Compensation. Subject to Section 3.1(f) hereof, the levels and types of Compensation to be deferred under the Election for the applicable Plan Year(s) (it being understood that Commissions shall only be eligible for deferral if so determined in the sole discretion of the Committee);

(ii)

In-Service Distributions. Subject to Section 3.1(e) and Article VI below, to the extent that the Participant elects to receive In-Service Distributions, the specified time, if any, at which In-Service Distributions shall be made (if lump-sum) or begin (if installments) with respect to amounts covered by such Election, which (A) shall be no earlier than two years after the start of the Plan Year in which the underlying Compensation is earned, and (B) in the case of installments, shall be comprised of annual installments ranging from two to ten annual installments;

(iii)

Change of Control Distributions. In the case of an Initial Deferral Election (only, unless otherwise determined by the Committee in its sole discretion), subject to Section 3.1(e) and Article VI below, whether or not the Participant’s entire Account balance (including any amounts subject to any Subsequent Plan-Year Deferral Elections) and any notional earnings credited to such Account will be distributed in a lump-sum within sixty (60) days after a Change of Control; and

(iv)

Separation from Service Distributions. Subject to Section 3.1(e) and Article VI below: (A) whether amounts covered by such Election and any notional earnings credited to such amounts will be distributed in connection with the Participant’s Separation from Service; (B) whether such amounts will be distributed in a lump-sum within sixty (60) days after such Separation from Service or in two to ten annual installments commencing in the year following such Separation from Service; and (C) in the case of a Participant who does not elect to receive distribution of such Participant’s Account upon a Change of Control, whether the same distribution format will apply in connection with a Separation from Service that occurs on or within two years after a Change of Control (and, if not, whether amounts subject to such Election will be distributed in a lump-sum or in two to ten annual installments commencing in the year following such post-Change-of-Control Separation from Service);

(v)

Disability Distributions. Subject to Section 3.1(e) and Article VI below, whether amounts covered by such Election and any notional earnings credited to such amounts will be distributed in connection with the Participant’s Disability, and, if so, whether such distribution will be paid in a lump-sum within sixty (60) days after the Disability or in two to ten annual installments commencing in the year following such Disability;

(vi)

Allocation Amongst Investment Alternatives. Subject to Section 3.3 hereof, the allocation of deferred Compensation, any Company Matching Contributions, Discretionary Contributions (each as applicable) and/or notional earnings on any of the foregoing shall be made amongst available Investment Alternatives, each in accordance with the terms of the Plan.

For the avoidance of doubt, unless otherwise determined by the Committee in its sole discretion, a Participant’s distribution elections with respect to Compensation earned, and any Company Matching Contributions and Discretionary Contributions (each as applicable) credited, in each case, for any Plan Year, shall apply to all such amounts for the given Plan Year, and no Participant shall make separate distribution elections with respect to different Compensation earned or contributions credited in the same Plan Year.

e)

Priority of Distributions. Of the distribution events specified by a Participant in an applicable Election Form, the first such distribution event to occur shall govern the distributions of the amounts subject to such Election and distributable on such distribution event, provided, however, that if the Participant’s Initial Deferral Election specifies that the Participant shall receive a lump-sum distribution in connection with a Change of Control, the Participant shall receive a distribution of the Participant’s entire Account in accordance with Section 6.1(d) in the event of a Change of Control that occurs after the commencement but prior to the completion of installment payments triggered upon any earlier distribution trigger. Notwithstanding the foregoing, if a Participant dies at any time prior to the full distribution of the Participant’s Account (including without limitation, after the commencement of installment payments), the distribution provisions contained in Section 6.1(c)(i) hereof shall control distributions of such Participant’s Account without regard to any applicable Elections.

f)

Deferral Amounts. Participants may, but are not required to, defer any or both of Salary and Bonuses (and, if determined by the Committee in its sole discretion, Commissions) under any valid Election. Compensation deferred by Participants under the Plan may only be deferred in increments of whole integral percentage points (but may be subject to a dollar cap if indicated by the Participant in the Election Form). For the avoidance of doubt, Eligible Employees are not required to defer any Compensation under the Plan, and do so solely at their own election.

g)

Deferrals Irrevocable. Except as may otherwise be determined by the Committee in accordance with applicable requirements of Section 409A, any Election that has not been revoked in a writing submitted to the Committee on or prior to the last day of the applicable Initial or Subsequent Election Period, as applicable, shall be irrevocable with respect to all Compensation, Company Matching Contributions and Discretionary Contributions (each as applicable) deferred or distributable under such Election as of the last day of the applicable Initial or Subsequent Election Period (or, if an Election carries forward to one or more Subsequent Election Periods with respect to any Plan Year(s) after such Election is initially made, as of the last day of the applicable Subsequent Election Period). If an Eligible Employee fails to make a timely Election for any reason, then the Eligible Employee shall not be permitted to defer any Compensation or make an Election with respect to the time and form of distribution of Company Matching Contributions or Discretionary Contributions (each as applicable) under the Plan until the next Subsequent Election Period (unless a prior Election remains in effect with respect to such Plan Year, in which case such prior Election shall control).

3.2	Company Contributions.

a)

Company Matching Contributions. For each Plan Year in which a Participant defers Salary under the Plan, the Company shall credit to such Participant’s account, in addition to any Compensation deferred by such Participant (and any notional earnings or losses thereon), an amount equal to forty percent (40%) of the first five percent (5%) of the total Compensation deferred by such Participant in such Plan Year under this Plan (the “Company Matching Contributions”). For the avoidance of doubt, Elections applicable to Compensation deferred in any Plan Year shall apply equally to any Company Matching Contributions made with respect to such Plan Year. Notwithstanding the foregoing or anything contained herein to the contrary, unless otherwise determined by the Committee in its sole discretion, no Participant with the title of Executive Vice President or any more senior title, in any case, shall be eligible to receive (or shall receive) any Company Matching Contributions with respect to any Compensation earned while employed in any such role.

b)

Company Discretionary Contributions. The Company or a Participating Employer may, in the sole discretion of the Committee, make additional contributions to Participant Accounts based on the performance of the Participant, the performance of the Company or any Participating Employer (or any unit of the foregoing) or any other metric deemed appropriate by the Committee. If the Company or a Participating Employer elects to make any contributions to one or more Participant accounts pursuant to this Section 3.2(b), such contributions (the “Discretionary Contributions”) shall be subject to such terms and conditions, including without limitation any vesting conditions, as shall be determined by the Committee. Unless otherwise determined by the Committee in its sole discretion, Discretionary Contributions, if any, shall be distributed in accordance with the Election applicable to Compensation deferred by the Participant receiving such Discretionary Contribution for the year in which such Discretionary Contribution is made. Terms and conditions applicable to any Discretionary Contributions may, in the sole discretion of the Committee, be contained in a separate award agreement between the Company or a Participating Employer and the Participant receiving such Discretionary Contributions.

3.3	Investment Elections.

a)

Initial Allocation. Each Participant shall designate in the first Election Form filed with the Committee (or its designee) by such Participant, the initial allocation of such Participant’s deferred Compensation, any Company Matching Contributions, any Discretionary Contributions (each as applicable) and any notional earnings on any of the foregoing amongst the Investment Alternatives available under the Plan, which allocation shall be designated in increments of whole integral percentage points. In addition, as determined by the Committee in its sole discretion, Participant allocation elections may either be individualized by Subaccount (if any) or may apply generally to all Subaccounts (if any) comprising a Participant’s Account. Procedures for reallocating Accounts and Subaccounts amongst Investment Alternatives may be determined by the Committee in its sole discretion from time to time. If a Participant fails to elect Investment Alternatives under this Section 3.3(a) with respect to some or all of such Participant’s Account balance or fails to elect a new Investment Alternative following the elimination of an Investment Alternative in which any portion of such Participant’s Account is notionally invested (as provided under Section 3.3(d) below), such Participant shall be deemed to have elected a notional investment in a default investment alternative selected by the Committee from time to time with respect to such amounts.

b)

Subsequent Plan-Year Deferral Elections. Each Participant who makes a Subsequent Plan-Year Deferral Election (following any prior Election) may elect to allocate Compensation, any Company Matching Contributions, any Discretionary Contributions and any notional earnings on any of the foregoing arising under such Subsequent Plan-Year Deferral Election in the same manner or differently from allocations designated in the preceding Election Form, as indicated by the Participant in the Election Form applicable to such Subsequent Plan-Year Deferral Election (if any).

c)

Reallocation. Each Participant may reallocate such Participant’s Account balance (including any notional earnings thereon) at such times and otherwise in accordance with such guidelines and rules as the Committee may prescribe from time to time.

d)

Investment Alternatives. The Investment Alternatives amongst which Participants shall be eligible to allocate and reallocate their Account balances, future deferrals, Company Matching Contributions, Discretionary Contributions (each as applicable) and notional earnings on any of the foregoing shall be selected by the Committee. The Committee may from time to time change the available Investment Alternatives, either by eliminating existing Investment Alternatives, adding new Investment Alternatives, or both, provided, however, that no such change of available Investment Alternatives shall be made with retroactive effect. The Committee shall communicate any such changes in available Investment Alternatives to Participants as soon as reasonably practicable once known to the Committee.

e)

Notional Investments. Allocation of Participants’ Accounts amongst the Investment Alternatives shall be for purposes of tracking notional earnings and losses on such amounts and shall create no obligation on the part of the Company, any Trust (or trustee thereof) or any other party to make any actual investments in such Investment Alternatives, whether in accordance with Participant allocations or otherwise. The Company or the Trust (if any) may, however, in its sole discretion, invest as it deems appropriate in one or more of the Investment Alternatives.

f)	Investment Risk. Participants shall be entitled to any gain, and shall bear any losses associated with, all Investment Alternative allocations applicable to their Accounts.

ARTICLE IV

ACCOUNTS

4.1.

Accounts. The Committee shall establish and maintain a hypothetical bookkeeping account for each Participant for purposes of reflecting Compensation deferred by such Participant, Company Matching Contributions and Discretionary Contributions (each as applicable) payable to such Participant and any notional earnings or losses on any of the foregoing generated by the Investment Alternatives in which such bookkeeping account is notionally invested, as provided herein. The Committee may, in its sole discretion, create one or more Subaccounts under any Participant Account to reflect amounts which may be subject to different distribution schedules or otherwise as necessary or convenient to the administration of the Plan (such hypothetical accounts, together with any Subaccounts thereunder, the “Accounts”). Except as expressly provided in Section 6.3 hereof (with regard to the Trust), neither the Plan nor any of the Accounts established hereunder shall hold any actual investments, funds or assets or shall give any Participant or Beneficiary any right, interest or claim in any particular asset of the Company or any Trust, other than that of a general, unsecured creditor.

4.2	Crediting of Accounts. Each Participant’s Account shall be credited as follows:

a)

Compensation Deferrals. All Compensation properly deferred by Participants shall be credited to the Participants’ respective Accounts as soon as administratively practicable following the date on which such deferred Compensation would otherwise have been paid to the deferring Participant.

b)

Company Matching Contributions. All Company Matching Contributions shall be credited to the applicable Employee Participant’s Account as soon as administratively practicable after the end of the month in which such Company Matching Contributions were earned.

c)

Discretionary Contributions. Discretionary Contributions (if any) shall be credited to the Participants’ respective Accounts at such time or times as are determined by the Committee in connection with the Committee’s decision to make such Discretionary Contributions.

4.3	Account Valuation; Statements. The Participants’ Accounts shall be valued periodically, but no Jess often than monthly, taking into account any increase or decrease in the value of the

Investment Alternatives in which such Accounts are notionally invested (the “Account Value”). No less frequently than quarterly, statements of such Account valuations shall be made available to Participants either electronically or in a paper format under procedures established by the Committee (or its designee).

ARTICLE V

VESTING

5.1

Compensation; Company Matching Contributions; Notional Earnings. All Compensation deferred by Participants under this Plan, all Company Matching Contributions and any notional earnings on each of the foregoing, shall be fully vested at all times, except that all such amounts shall be subject to reduction resulting from notional losses generated by Investment Alternatives in which such amounts are notionally invested in accordance with Participant Elections.

5.2

Discretionary Contributions. If the Company elects to make any Discretionary Contributions to one or more Participant Accounts pursuant to this Plan, the vesting terms of such Discretionary Contributions shall be determined by the Committee and communicated to the affected Participant(s) at the time at which, or as soon as practicable after, such Discretionary Contributions are made.

ARTICLE VI

DISTRIBUTIONS

6.1.	Distribution of Benefits. This Section 6.1 shall be applied in a manner consistent with the provisions of Section 3.1(e) hereof.

a)	In-Service Distributions.

(i)

Lump-Sum In-Service Distributions. If a Participant designates a lump-sum In-Service Distribution on a date specified in accordance with Section 3.1(d)(ii) hereof with respect to all or any portion of such Participant’s Account (or Subaccounts) and such In-Service Distribution election applies with respect to all or any portion of such Participant’s Account (or Subaccounts), that portion of the Participant’s Account (or Subaccounts) so designated shall, subject to Sections 6.1(c), 6.1(e) and 6.2 hereof, be paid to the Participant in January of the specified year based on the Account (or Subaccount(s)) Value as of the most recent date prior to such distribution on which such Account (or Subaccount(s)) Value was determined in accordance with Section 4.3 hereof.

(ii)

Installment In-Service Distributions. If a Participant designates installment In-Service Distributions to begin on a date specified in accordance with Section 3.1(d)(ii) hereof with respect to all or any portion of such Participant’s Account (or Subaccounts) and such In-Service Distribution election applies with respect to all or any portion of such Participant’s Account (or Subaccounts), payment of that portion of the Participant’s Account (or Subaccounts) so designated shall, subject to Sections 6.1(c), 6.1(e) and 6.2 hereof, begin in January of the specified year and shall continue to be paid in January of each succeeding year until fully paid in accordance with such Election. On each such distribution date, the Participant shall receive a portion of the Account (or Subaccount) Value allocable to such designation multiplied by a fraction, the numerator of which equals one and the denominator of which equals the number of installment payments remaining (including the payment subject to such calculation). Each such installment payment shall be calculated using the Account (or Subaccount(s)) Value as of the most recent date prior to such distribution on which such Account (or Subaccount(s)) Value was determined in accordance with Section 4.3 hereof.

b)	Separation from Service.

(i)

Lump-Sum Separation from Service Distributions. If a Participant experiences a Separation from Service and a lump-sum Separation from Service distribution election applies in accordance with Section 3.1(d)(iv) hereof with respect to all or any portion of such Participant’s Account (or Subaccounts), that portion of the Participant’s Account (or Subaccounts) so designated shall, subject to Sections 6.1(c), 6.1(e) and 6.2 hereof, be paid to the Participant within sixty (60) days after such Separation from Service (with the exact date within such window determined by the Committee in its sole discretion) based on the Account (or Subaccount(s)) Value as of the most recent date prior to such distribution on which such Account (or Subaccount(s)) Value was determined in accordance with Section 4.3 hereof.

(ii)

Installment Separation from Service Distributions. If a Participant experiences a Separation from Service and an installment Separation from Service distribution election applies in accordance with Section 3.1(d)(iv) hereof with respect to all or any portion of such Participant’s Account (or Subaccounts), payment of that portion of the Participant’s Account (or Subaccounts) so designated shall, subject to Sections 6.1(c), 6.1(e) and 6.2 hereof, begin in January of the year next-following such Separation from Service and shall continue to be paid in January of each succeeding year until fully paid in accordance with such Election. On each such distribution date, the Participant shall receive a portion of the Account (or Subaccount) Value allocable to such designation multiplied by a fraction, the numerator of which equals one and the denominator of which equals the number of installment payments remaining (including the payment subject to such calculation). Each such installment payment shall be calculated using the Account (or Subaccount(s)) Value as of the most recent date prior to such distribution on which such Account (or Subaccount(s)) Value was determined in accordance with Section 4.3 hereof.

c)	Death; Disability.

(i)

Death. Notwithstanding anything herein to the contrary, if a Participant dies prior to the full distribution of such Participant’s Account, such Account shall be distributed to the Participant’s designated Beneficiary or the Participant, as applicable, as soon as administratively practicable following such Participant’s death, but in no event later than the calendar month following the calendar month in which such Participant’s death occurs (unless delayed by legal process), based on the Account Value most recently determined prior to such distribution in accordance with Section 4.3 above.

(ii)	Disability.

A.

Lump-Sum Disability Distributions. If a Participant experiences a Disability and a lump-sum Disability distribution election applies in accordance with Section 3.1(d)(v) hereof with respect to all or any portion of such Participant’s Account (or Subaccounts), that portion of the Participant’s Account (or Subaccounts) so designated shall, subject to Sections 6.1(c), 6.1(e), and 6.2 hereof, be paid to the Participant within sixty (60) days after such Disability is determined (with the exact date within such window determined by the Committee in its sole discretion) based on the Account (or Subaccount(s)) Value as of the most recent date prior to such distribution on which such Account (or Subaccount(s)) Value was determined in accordance with Section 4.3 hereof.

B.

Installment Disability Distributions. If a Participant experiences a Disability and an installment Disability distribution election applies in accordance with Section 3.1(d)(v) hereof with respect to all or any portion of such Participant’s Account (or Subaccounts), payment of that portion of the Participant’s Account (or Subaccounts) so designated shall, subject to Sections 6.1(c), 6.1(e), and 6.2 hereof, begin in January of the year next-following that in which the Disability occurs and shall continue to be paid in January of each succeeding year until fully paid in accordance with such Election. On each such distribution date, the Participant shall receive a portion of the Account (or Subaccount) Value allocable to such designation multiplied by a fraction, the numerator of which equals one and the denominator of which equals the number of installment payments remaining (including the payment subject to such calculation). Each such installment payment shall be calculated using the Account (or Subaccount(s)) Value as of the most recent date prior to such distribution on which such Account (or Subaccount(s)) Value was determined in accordance with Section 4.3 hereof.

d)

Change of Control. If a Change of Control occurs and a Change of Control distribution election applies in accordance with Section 3.1(d)(iii) hereof, the Participant’s entire Account shall, subject to Sections 6.1(c), 6.1(e) and 6.2 hereof, hereof, be paid to the Participant within sixty (60) days after such Change of Control (with the exact date within such window determined by the Committee in its sole discretion) based on the Account Value as of the most recent date prior to such distribution on which such Account Value was determined in accordance with Section 4.3 hereof.

e)

Unforeseeable Emergency. If a Participant experiences an Unforeseeable Emergency, the Committee may, in its sole discretion, permit an early distribution of that portion of such Participant’s Account reasonably necessary to satisfy the emergency need giving rise to the Unforeseeable Emergency, including any taxes or penalties reasonably anticipated to result from such distribution and taking into consideration any funds that may become available as a result of the termination of such Participant’s existing Election(s) in connection with such distribution, as described below. lf the Participant’s Account is comprised of one or more Subaccounts, the Committee shall determine, in its sole discretion, from which Subaccount such funds shall be distributed. If a Participant takes a distribution pursuant to this Section 6.1(e), such Participant’s existing deferral Election shall immediately terminate with regard to Compensation not yet earned at the time of such distribution and the Participant shall only be eligible to make future Elections under the Plan as determined by the Committee, in its sole discretion and in accordance with Section 409A.

6.2

Specified Employees. Notwithstanding anything in this Plan or any Election Form to the contrary, with respect to any Participant who is a Specified Employee at the time of such Participant’s Separation from Service, as determined in the sole discretion of the Committee, the distribution of such Participant’s Account (and all Subaccounts) upon such Separation from Service shall be delayed until the date which is six months and one day after the date on which such Separation from Service occurs (such delayed payment date, the “Specified Employee

Payment Date”), provided, however, that to the extent that all or any portion of such Participant’s Account would have been distributed during the six-month period following such Separation from Service, whether in a lump sum or installments, in either case, without regard to such Separation from Service, such amounts shall continue be distributed in accordance with such schedule without regard to this Section 6.2, and any remaining balance in such Participant’s Account shall be distributed on the Specified Employee Payment Date.

6.3

Trust. The Company may, in its sole discretion, establish a Trust for purposes of allocating funds to satisfy the obligations arising under this Plan. The rights of Participants and Beneficiaries (if any) with respect to any assets so held in Trust (if any) shall be governed by the terms and conditions of the document(s) creating such Trust.

ARTICLE VII

ADMINISTRATION

7.1

Administration. This Plan shall be administered by the Board, which may, in its sole discretion, subject to the express provisions of this Plan, delegate its duties and responsibilities to a committee comprised of one or more members of the Board and/or one or more officers or employees of the Company, who shall serve at the pleasure of the Board to administer the Plan. The committee so delegated, in turn, may delegate the administration of ministerial duties to one or more individuals or sub-committees. References to the Committee throughout this Plan shall be understood to refer to the appropriate administrative body as provided under this Section 7.1 (the “Committee”).

7.2

Committee Action. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant or an Eligible Employee. The chairman, chairwoman or any other member or members of the Committee designated by the chairman or chairwoman may execute any certificate or other written direction on behalf of the Committee.

7.3

Powers and Duties of the Committee. The Committee, on behalf of the Participants and their Beneficiaries, shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

a)	To make determinations regarding which Employees are Eligible Employees;

b)	To designate the commencement date of any Subsequent Election Periods;

c)	To select and modify Investment Alternatives in accordance with Section 3.3(d) hereof;

d)

To determine the Initial Deferral Period applicable to any Eligible Employee and to determine whether a leave of absence or other break in service or change in role constitutes a Separation from Service or otherwise affects eligibility under the Plan;

e)	To construe and interpret the terms and provisions of this Plan and to make all factual determinations relevant to the Plan;

f)	To compute the amount and kind of benefits payable to Participants and Beneficiaries;

g)	To maintain all records that may be necessary for the administration of the Plan;

h)	To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as required by law;

i)	To make and publish such rules, forms, policies and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

j)

To appoint one or more sub-committees or individuals to assist with the administration of the Plan and to delegate to such sub-committee(s) or individuals such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe;

k)	To direct and instruct the trustee of the Trust (if the Company establishes a Trust), to the extent the Company is authorized or required to do so under the Plan; and

l)	To take all actions set forth in this Plan document and make all determinations necessary or desirable in connection therewith, including supplementing any omissions and clarifying any ambiguities.

7.4

Construction and Interpretation. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which construction and interpretation shall be final and binding on all parties, including but not limited to the Company and all Participants and Beneficiaries.

7.5	Compensation, Expenses and Indemnity.

a)

Compensation. The members of the Committee, including members of any subcommittee and other individuals providing services in connection with the administration of this Plan, shall serve without compensation for their services hereunder.

b)

Expenses. The Committee is authorized, at the expense of the Participants, to employ such legal, financial and tax counsel, as well as any other agents and advisors that it deems advisable, to assist in the performance of its duties hereunder. Expenses and fees incurred in connection with the administration of the Plan, including without limitation the foregoing, shall be paid by the Participants.

c)

Indemnification. To the greatest extent permitted by applicable law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board and any delegate of the Committee against any and all expenses, liabilities and claims, including without limitation any legal fees to defend against such liabilities and claims, in each case arising out of any such individual’s discharge in good faith of responsibilities under or incident to the Plan, but excluding any expenses and liabilities arising out of the willful misconduct of any such individual. This indemnity shall be additional to and not in limitation of any further indemnities that may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise.

7.6	Disputes.

a)

Claimants. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Committee, setting forth such Claimant’s claim.

b)

Rendering and Notification of Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, at its sole discretion, extend the reply period for an additional ninety (90) days. If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of the Plan, any Election Form(s) or any other documentation on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under Section 7.6(c) hereof.

c)

Within sixty (60) days after the receipt by the Claimant of the written notification described in Section 7.6(b) hereof, the Claimant may make a request in writing for review of the determination of the Committee. Such request must be addressed to the Committee. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day-period, he or she shall be barred and estopped from challenging the Committee’s determination.

d)

Within sixty (60) days after the Committee’s receipt of a request for review, the Committee shall review the request, taking into consideration all materials presented by the Claimant. The Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60)-day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE VIII

MISCELLANEOUS

8.1

Unsecured General Creditors. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or any Trust. Any and all of the Company’s assets and the Trust assets (if any) which are attributable to amounts paid into the Trust by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company, which shall be subject to the claims of the Company’s general creditors. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that the Plan (and the Trust, if any) be unfunded for purposes of the Code and for purposes of Title I of ERISA.

8.2

Section 409A. To the extent applicable, the Plan, all Election Forms and all other instruments evidencing amounts subject to the Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the

Effective Date (together, “Section 409A”). Notwithstanding any provision of the Plan, any Election Form or any other instrument evidencing amounts subject to the Plan to the contrary, if the Committee determines that any amounts subject to the Plan may be or become subject to Section 409A, the Committee may adopt such amendments to the Plan, any Election Form(s) and any other instruments relating to the Plan, and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Committee determines are necessary or appropriate to (a) exempt such amounts from Section 409A, or (b) comply with the requirements of Section 409A, in any case, to preserve the intended tax treatment of the such amounts.

8.3

Restriction Against Assignment. Except as otherwise provided herein or by law, no right or interest of any Participant or Beneficiary under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a Participant or Beneficiary who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

8.4

Withholding. The Company shall have the authority and the right to deduct, withhold or require a Participant or Beneficiary to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including without limitation any income and employment tax obligations) required by law to be withheld with respect to amounts payable under this Plan

8.5

Notices. Any notice required or permitted to be given hereunder to a Participant or Beneficiary will be properly given if delivered or mailed, postage prepaid, to the Participant or Beneficiary at his or her last post office address as shown in the Company’s records. Any notice to the Committee or the Company shall be properly given or filed upon receipt by the Committee or the Company at such address as may be specified from time to time by the Committee. Each individual entitled to a benefit under the Plan must file with the Company, in writing, his or her post office address and each change of post office address which occurs between the date of his or her Separation from Service and the date he or she ceases to be a Participant. Any communication, statement or notice addressed to such individual at his or her latest reported address will be binding upon such individual for all purposes of the Plan.

8.6

No Right to Continue Service. Nothing in the Plan, any Election Form or any other instrument evidencing amounts subject to the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

8.7

Amendment, Suspension or Termination. The Board may amend, suspend or terminate the Plan in whole or in part, at any time, except that no amendment, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Account.

8.8

Additional Committee Authority. The Committee may, in its sole discretion, with respect to this Plan and all matters arising hereunder, take any action permitted under Treas. Reg. 1.409A-3(j) or any successor provision thereto, as such provisions may be amended from time to time, including without limitation, terminate or liquidate the Plan, whether or not in connection with a Change of Control.

8.9

Governing Law. This Plan shall be construed, governed and administered in accordance with applicable provisions of the Code, ERISA and, to the extent not preempted by applicable federal law, the laws of the State of Delaware, without regard to any conflict of laws principles thereof.

8.10

Release. Any payment to a Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims arising under, or with respect to, the Plan against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release in a form prescribed by the Committee.

8.11	Captions. The captions contained in this Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

8.12

Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

IN WITNESS WHEREOF, Knowledge Universe Education LLC has caused the Plan to be executed on this 30th day of October, 2015.

KNOWLEDGE UNIVERSE EDUCATION, LLC

By:	/s/ Wei-Li Chong
Name:	Wei-Li Chong
Title:	EVP, People & Operations